                                                Filed Pursuant Rule 424(b)(4)
                                                      Registration No. 333- 129696

                                                Dated December 29, 2005

Prospectus

Icon Development, Inc.

4,168,328 Shares of Common Stock

 The selling shareholders named in this prospectus are offering to sell up to 4,168,328  shares of our common stock held by them. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.

Our shares are not quoted on any national securities exchange. The selling shareholders are required to sell their shares at $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB), and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 5

Risk Factors 7

We are a new business with a limited operating history and no revenues as of June 30, 2005 and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment. 7

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment. 7

We could become non-operational if we are unable to retain our Directors and Officers. 7

Inability of our Officer and Directors to devote sufficient time to the operation of our business may limit our success. 8

We may not be able to compete effectively against our competitors and this may cause our stock value to decline. 8

   We may not be able to generate revenues as we are currently dependent on the Smart Office software program as our only source of revenue. 8

We may become liable for defects or licensing issues that arise in the Smart Office software and this could negatively effect our business. 8

Because our director and officer lacks experience in operating the software development and distribution business, ourbusiness may fail. 8

Because our Director and Officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 8

   Enforcement of legal process may be difficult. 9

We will require additional capital and financing to continue our business and failure to obtain capital would cause our business to fail. 9

Our business is exposed to foreign currency fluctuations causing negative changes in exchange rates to result in greater costs. 9

Our auditors have expressed substantial doubt about our ability to continue as a going concern. 9

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment. 10

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares. 10

Our Articles of Incorporation allow for our Board of Directors to issue our authorized Preferred Stock of 10,000,000 shares in one or more series and any new series may be granted rights greater than the Common Shares being offered in this prospectus. 10

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 10

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 11

Use of Proceeds 12

Determination of Offering Price 12

Selling Shareholders 13

Plan of Distribution 116

Legal Proceedings 19

Directors, Executive Officers, Promoters and Control Persons 19

Security Ownership of Certain Beneficial Owners and Management 21

Description of Securities 22

Interest of Named Experts and Counsel 25

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 25

Organization Within Last Five Years 26

Description of Business 27

Management's Discussion and Analysis of Financial Condition and Results of Operations 31

Description of Property 34

Certain Relationships and Related Transactions 35

Market for Common Equity and Related Stockholder Matters 35

Executive Compensation 37

Financial Statements 38

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 39

Prospectus Summary

Icon Development, Inc. is a corporation formed under the laws of the State of Nevada on October 6, 2004 whose principal executive offices are located in New Westminster BC, Canada. Our principal business is the production, marketing and sales via the Internet. of a software product called Smart Office.

About Our Business

We are in the business of production, marketing and sales of a software product called Smart Office.  Smart Office is source software that is designed to synchronize with   Microsoft Outlook, expanding Outlook’s capability.  Our business model is to produce a version of the Smart Office software that is downloadable and runs under Microsoft Windows. We will market and sell this downloadable software via our website on the Internet at http://www.smrtoffice.com, http://www.smart-office-eip.com and http://www.icondevelopment-nv.com which is currently under construction. We did not develop the Smart Office software ourselves, the Smart Office software was developed by Fusion Innovations Of Vancouver BC. We acquired the smart office software in its entirety on April 12, 2005 from Fusion Innovations for the purchase price of $7,500 and a royalty of 3% in favor of Fusion Innovations, up to the sum $300,000 and then reduced to 1% thereafter.

About Our Software

The Smart Office Enterprise Information Portal ("SOEIP") is a computer software system for managing the flow of information within an organization.  The SOEIP is an EIP designed to give customers and users the ability to organize and manage information and enable efficient collaboration, all through a unified, Web based portal.  The SOEIP is server based software which is accessed via a Web browser or via the Smart Office software client.  The SOEIP is software that can be installed and maintained on a customer's server for internal or Internet delivery, or installed and accessed as a paid service from an on demand service center.  We provide customers with programs for software licensing and for web services from our web site at http://www.smrtoffice.com, http://www.smart-office-eip.com and http://www.icondevelopment-nv.com .

About Our Share Structure

As of June 30, 2005 we have 9,168,328 shares of our common stock outstanding of which 4,168,328 are being registered for resale by selling shareholders and 5,000,000 belong to our sole director and officer. The average purchase price paid for the shares to be resold by the selling shareholders is $0.03. All of these shares were acquired from us between October 6, 2004 (inception) to April 29, 2005

About Our Financial Performance to Date

As of June 30, 2005 we had no revenue and we anticipate incurring operating losses and negative operating cash flow for at least the next twelve months.

About Our Business Model

Our business model is untested and we operate in a highly competitive market with low barriers to entry.

Name, Address, and Telephone Number of Registrant

Icon Development, Inc.
1235 Quayside Drive, Suite 703
New Westminster, British Columbia
Canada, V3M 6J5
(604) 515-8065

The Offering

The following is a brief summary of this offering.

Securities being offered by selling shareholders:	4,168,328 shares of common stock (These shares are being registered by us for resale on behalf of existing shareholders.)
Offering price:	$0.03
Offering period:	The shares are being offered for a period not to exceed 180 days following the effective date of this registration statement.
Net proceeds to our company:	$0

Number of shares outstanding before the offering:	9,168,328
Number of shares outstanding after the offering (Assuming that all shares are sold):	9,168,328

Summary Financial Information

The tables below represent our summary financial information which has been derived from our audited financial statements of June 30, 2005.

	September 30,2005 (Unaudited)	June 30, 2005 $ (audited)
Cash	$15,560	$27,583
Total Assets	$20,486	34,133
Total Liabilities	$3,550	0
Total Liabilities and Stockholders' Equity	20,486	34,133

                                                                    - 6 -

Statement of Operations	From October 6, 2004 (Date of Inception) to September 30, 2005 $ (Unaudited)	From October 6, 2004 (Date of Inception) to June 30, 2005 $ (audited)
Sales	−
Net Loss for the Period	$49,914	(32,717)
Net Loss Per Share

The book value of our company was $0.00 per share as at June 30, 2005.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

We are a new business with a limited operating history and no revenues as of June 30, 2005 and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment.

We are a development-stage company with limited prior business operations and no revenues. We commenced our operations on October 6, 2004. We are presently engaged in the production, marketing and sales of Smart Office software. Unless we are able to secure adequate funding, we may not be able to successfully continue production and market the Smart Office software product and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have done the following:

•      Completed organizational activities;

•      Developed a business plan;

•       Obtained interim funding;

•      Engaged consultants for professional services;

•      Produced an initial version of  Smart Office software;

In order to establish ourselves as an owner and distributor of Smart Office software, we are dependent upon continued funding and the successful production, marketing and sales of the Smart Office software product. Failure to obtain funding for continued production and marketing would result in us having difficulty establishing sales or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may lose your entire investment.

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment.

Since our inception on October 6, 2004 to September 30, 2005, we have incurred net losses of $ 49,914. We expect to lose more money as we spend additional capital to continue to produce and market the Smart Office software product, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Inability of our Officer and Director to devote sufficient time to the operation of our business may limit our success.

Presently the Officer and Directors of our company allocate only a portion of their time to the operation of our business. Should our business develop faster than anticipated, the officer and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We may not be able to compete effectively against our competitors and this may cause our stock value to decline.

Our future success depends on our ability to compete effectively with the Smart Office software product. Some of our potential competitors are well established and have larger customer bases and far better name recognition. If we do not compete effectively with current and future competitors we may not generate enough revenue to be profitable. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

We may not be able to generate revenues as we are currently dependent on the Smart Office software program as our only source of revenue.

We rely on Smart Office software program to develop revenues for our company. We do not have an alternate software program or alternative businesses to generate revenue if the Smart Office software program is inoperable or if the prospective market for the Smart Office software program does not develop, resulting  in our company not having the ability to provide our product and generate revenue.

We may become liable for defects that arise in the Smart Office software and this could negatively effect our business.

Since we are selling the Smart Office software in a downloadable format via our website. we may become liable for any defects that exist in the Smart Office software,  that may arise, such as, but not limited to, trademark, patent and copyright disputes. If we are deemed to be liable for any defects or this will have a material adverse impact on our financial condition and results of operation.

Because our director and officer lacks experience in operating the software development and distribution business, our business may fail.

Due to the fact that our officer and director lacks experience in operating this type of business, there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail

Because our Director and Officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 54.54 % of our outstanding common stock and serves as our sole Officer. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders. Sale of your shares may be difficult or impossible as there is presently no demand or public market for our common stock.

There is presently no demand or public market for our common stock. Though we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Our common stock has no prior market and resale of your shares may be difficult without considerable delay or impossible.

Enforcement of legal process may be difficult.

All members of our Board of Directors and management reside in Canada. As well, our head office is located in Canada. Accordingly, service of process upon individuals related to us, may be difficult or impossible to obtain within the United States. In addition, because all of our assets are located outside of the United States, any judgment obtained in the United States against us may not be collectible within the United States.

We will require additional capital and financing to continue our business and failure to obtain capital would cause our business to fail.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 of our June 30, 2005 financial statements, we are in the development stage of operations, have had losses from operations since inception, nominal revenues and insufficient working capital available to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

Our business is exposed to foreign currency fluctuations causing negative changes in exchange rates to result in greater costs.

A portion of our revenue, expenses and capital spending will be transacted in Canadian dollars. We do not have a foreign currency hedging program in place. Due to the unpredictable behavior of foreign currency exchange rate fluctuations we cannot assure that this will not have a material adverse impact on our financial condition and results of operation.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on October 6, 2004, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment.

Since earlier investors in our company have paid average purchase prices less than $0.03 per share you may experience dilution of your investment. Our business will have to grow or the market must value the price of your shares higher than the amount that you paid for you to achieve a profit on your investment. If the valuation of our shares does not overcome your dilution you will lose a portion or all of your investment.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized Over the Counter Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market to develop and may prove impossible to sell your shares.

Our Articles of Incorporation allow for our Board of Directors to issue our authorized Preferred Stock of 10,000,000 shares in one or more series and any new series may be granted rights greater than the Common Shares being offered in this prospectus.

Our Articles of Incorporation allow for our Board of Directors to issue our authorized preferred stock of 10,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions. This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares being offered pursuant to this prospectus.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 4,168,328 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.06 until such time as they are quoted on the Over the Counter Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 45.46 % of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

•

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

     that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction,

•

setting forth the identity and quantity of the penny stock to be purchased.

•

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

 make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The company will not receive any proceeds from this offering

Determination of Offering Price

The offering price was determined by using a number of factors, we estimated the cost of this offering plus the amount we need to operate our business for the next 12 months. We determined the offering price by assessing our capital requirements against the price we think investors are  willing to pay for our common stock.

Selling Shareholders

The selling shareholders are offering up to 4,168,328 shares of common stock through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.    3,160,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.01 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 4, 2005.

2.    1,008,328 shares of our common stock that the selling shareholders acquired from us at a price of $0.03 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 29, 2005.

The shares were sold solely by our President to his close friends and close business associates under exemptions provided under British Columbia securities law and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3.   the total number of shares that will be owned by each upon completion of the offering; and

4.  the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Price the Selling Shareholder Paid to Acquire Shares	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Virendra Aggriwal	25,000	$0.03	25,000	Nil	Nil
Payal Batra	200,000	$0.01	200,000	Nil	Nil
Saba Batra	50,000	$0.03	50,000	Nil	Nil
Jacques Brunelle	200,000	$0.01	200,000	Nil	Nil
Roy Buxbaum	50,000	$0.03	50,000	Nil	Nil
Cheryl Cousineau	33,333	$0.03	33,333	Nil	Nil
Keith Churchill	33,333	$0.03	33,333	Nil	Nil
Robert Danvers	150,000	$0.01	150,000	Nil	Nil
John Dicicco	66,666	$0.03	66,666	Nil	Nil
Dairen Edwards	150,000	$0.01	150,000	Nil	Nil
Peter Fleuck	50,000	$0.03	50,000	Nil	Nil
Estella Fleuck	50,000	$0.03	50,000	Nil	Nil
Gordon Fuller	66,666	$0.03	66.666	Nil	Nil
Cole Henry	200,000	$0.01	200,000	Nil	Nil
Jason Henry	150,000	$0.01	150,000	Nil	Nil
Mike Hollander	150,000	$0.01	150,000	Nil	Nil
Monica Hollander	150,000	$0.01	150,000	Nil	Nil
Kalum Iverson	66,666	$0.03	66,666	Nil	Nil
Kevin Iverson	33,333	$0.03	33,333	Nil	Nil
Mai Iverson	16,666	$0.03	16,666	Nil	Nil
Mike Iverson	200,000	$0.01	200,000	Nil	Nil
Susan Iverson	150,000	$0.01	150,000	Nil	Nil
Lawson Kerster	150,000	$0.01	150,000	Nil	Nil
Michael Kerster	110,000	$0.01	110,000	Nil	Nil
Fallyn Larsen	25,000	$0.03	25,000	Nil	Nil
Kalen Larsen	16,667	$0.03	16,667	Nil	Nil
Lance Larsen	50,000	$0.03	50,000	Nil	Nil
Tawni Larsen	25,000	$0.03	50.000	Nil	Nil
Arielle Patterson	150,000	$0.01	150,000	Nil	Nil
Melanie Patterson	125,000	$0.01	125,000	Nil	Nil
Michael Patterson	125,000	$0.01	125,000	Nil	Nil
Jill Sharp	150,000	$0.01	150,000	Nil	Nil
Chotu Ram	150,000	$0.01	150,000	Nil	Nil
Rajwati Ram	50,000	$0.03	50,000	Nil	Nil
Carol Stillwell	50,000	$0.03	50,000	Nil	Nil
Vic Stillwell	50,000	$0.03	50,000	Nil	Nil
Tina Sungur	100,000	$0.01	100,000	Nil	Nil
Zafarelli Sungur	100,000	$0.01	100,000	Nil	Nil
Chantal Trudeau	150,000	$0.01	150,000	Nil	Nil
Sanjiv Uppal	50,000	$0.03	50,000	Nil	Nil
Dan Upton	150,000	$0.01	150,000	Nil	Nil
David Vaughn	58,333	$0.01	58,333	Nil	Nil
Jason Watson	66,666	$0.01	66,666	Nil	Nil

Footnote: family relationships

Lawson Kerster and Michael Kerster sre the father and brother of our President. Payal Batra and Saba Batra are mother and daughter, Saba is 21 years of age; Robert Davers and Chantal Trudeau are husband and wife; Peter Flueck and Estella Flueck are husband and wife; Cole Henry and Jason Henry are brothers; Mike and Monica Hollander are husband and wife; Michael Iverson and Susan Iverson are husband and wife, Kalum Iverson and Kevin Iverson are their sons aged 29 and 27; Mai Iverson is the sister of Michael Iverson; Lance Larsen is the father of Kalen Larsen age 20 Fallyn Larsen age 22 and Tawni Larsen age 23; Michael Patterson and Melanie Patterson are husband and wife and Arielle Patterson is their daughter age 23: Chotu Ram and Rajwati Ram are husband and wife; Vic Stillwell and Carol Stillwell are husband and wife; Zafarelli Sungur and Tina Sungur are husband and wife.

Other than detailed in the footnote above, we are not aware of any family relationships among selling shareholders.

The named parties beneficially owns and has sole voting and investment over all shares or rights to these shares. The percentages are based on 9,168,328 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

1.   has had a material relationship with us other than as a shareholder at any time within the past three years; or

2.   has ever been one of our officers or directors; or

3.   is a broker-dealer or is an affiliate of a broker-dealer.

If there are any changes in the selling shareholders this prospectus will be promptly amended via a post effective amendment.

Plan of Distribution

In general we will have 1 type of shares that will be available for distribution:

1.   Non-affiliate shares owned by selling shareholders.

 The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for  value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

No broker or dealer is participating in this offering. If, for some reason, our directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period 180 days from the date we are legally allowed to commence selling shares based on this prospectus.

Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 4,168,328 shares of our common stock may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

           contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

   contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

  contains a toll-free telephone number for inquiries on disciplinary actions;

•

   defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

   contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

•

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

   with bid and offer quotations for the penny stock;

•

   details of the compensation of the broker-dealer and its salesperson in the transaction;

•

   the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

   monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving the Company are as follows:

Name	Age	Positions Held and Tenure
Kennedy Kerster	48	Director, President, Secretary and Treasurer since October 6, 2004. (inception)

The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which one currently exists.

There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

Kennedy Kerster – Director, President, Secretary and Treasurer

Mr. Kerster became our President on October 6, 2004 and he dedicates about 30 hours per week towards the management of our business. From 1997 to present Mr. Kerster is employed as an independent business consultant in both the private and public sectors. Mr. Kerster is also a former director of Lakefield Ventures, Inc a public company involved in the mining and exploration industry in Quebec and Argentina. Prior to 1997 Mr. Kerster was employed as a Financial Advisor/ Registered Representative with Georgia Pacific Securities Corporation. Even though Mr. Kerster has no formal accounting experience he has full knowledge of financial statements and accounting procedures as well has a background in finance.

Significant Employees and Consultants

We have no significant employees other than Mr. Kerster. For our company's accounting we utilize the consulting services of Danby Financial Management of Vancouver, Canada to assist in the preparation of our financial statements in accordance with accounting principles generally accepted in the United States from our internal accounting data.

Additionally, we also utilize the consulting services of Danby Technologies of Vancouver, Canada to assist us in the development of our website, hosting, and current and future development of the Smart Office software.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We utilize our consulting accountants Danby Financial Management to assist in the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) from our bank statements and invoices. We do not have an audit committee at this time because we have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Icon Development, Inc. Also included are the shares held by our Directors and Officers.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering

Common Stock $0.001 par value	Kennedy Kerster Director, President and Secretary 1235 Quayside Drive, Suite 703 New Westminster, BritishColumbia Canada V3M 6J5	5,000,000	54.54%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Directors and Officers as a group (one person)	5,000,000	54.54%

The percent of class is based on 9,168,328 of common stock issued and outstanding as of the date of this prospectus.

The person listed is the sole Director and Officer of our company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Common Stock

The Articles of Incorporation of Icon Development, Inc.  authorize the issuance of 50,000,000 shares of common stock at $0.001 par value. Each holder of record of common stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation as amended do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. If additional shares of our common stock are issued, the relative interests of then existing stockholders will be diluted.

 Our Articles of Incorporation allow for our Board of Directors to issue authorized common stock of 50,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions. This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares the have currently been issued.

Our counsel, Joseph I. Emas has reviewed our share issuances and is of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statues).

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

We currently have 9,168,328, shares of our common stock at $0.001 par value outstanding of which 4,168,328 shares are owned by non-affiliate shareholders and 5,000,000 shares that are owned by our Directors and Officers who are affiliates.

We currently have no shares of our common stock with no par value outstanding. We do not intend to issue shares of our common with no par value. The reason that this class of common stock exists is because our initial incorporator made a clerical error.

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

Non-Affiliate Owned Securities

We have issued 4,168,328 shares of our common stock at $0.001 par value to 43 non-affiliate non-US shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933. These 4,168,328 shares are all being registered for resale by the selling shareholders via this registration statement.

Affiliate Owned Securities

We issued 5,000,000 shares of our common stock to Mr. Kerster at $0.001 per share for total consideration of $5,000 on November 19, 2004. As of the date of this prospectus, Mr. Kerster owns 5,000,000 shares of our common stock.  Mr. Kerster is an affiliate of our company. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144.

When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation S offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to a company.

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Debt Securities

As of the date of this registration statement, we do not have any debt securities.

Other Securities

As of the date of this registration statement, we do not have any other securities such as warrants or stock options.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Jewett Schwartz and Associates of Hollywood Florida to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated in the State of Nevada, USA on October 6, 2004 and are based in New Westminster, British Columbia, Canada. On October 6, 2004, Kennedy Kerster was officially appointed as our Director, President, Principal Financial Officer and Principal Accounting Officer. Our fiscal year end has been established to be June 30.

Our current operations are based in New Westminster, British Columbia, Canada. The reason that we incorporated in Nevada is because if we are able to increase our sales and profitability to a significant level, will then  move our operations to Nevada so that we can take advantage of Nevada's corporate state tax rates. The corporate tax rates in British Columbia are currently not as competitive as those of Nevada's.

Effective April 12, 2005, we entered into an agreement and acquired the prior development, designs and software implementation of a enterprise information portal from Fusion Innovations, Inc. in consideration for a purchase price of $7,500, and a royalty on our net revenues from the software or products or services which use the software.  Royalties are determined at the rate of 3% of net revenues until the amount paid or payable aggregates $300,000 and thereafter, at the rate of 1%.  Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

On July16, 2005 we registered the Internet domain name WWW.SMRTOFFICE.COM, WWW.ICONDEVELOPMENT-NV.COM, and on November 7, 2005 we registered the internet domain name WWW.SMART-OFFICE-EIP.COM . Our website is currently under construction and anticipate completion on November 30, 2005

We are a development stage company. Our principal business is the production, marketing and sales the Smart Office software product. Our statutory registered agent's office is located at Suite 50 West Liberty Street, Suite 880, Reno, Nevada, 89501 and our business office is located at 1235 Quayside Drive, Suite 703 New Westminster, BC, Canada, V3M 6J5. Our telephone number is 604-515-8065. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Description of Business

Business Development

We were incorporated in the State of Nevada, USA on October 6, 2004 and are based in New Westminster, British Columbia, Canada. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute.

Business of Issuer

We are a development stage company. Our plan is to commercialize an enterprise information portal and related software applications  We are in the early marketing stages for our software application and infrastructure build out, and have not as yet engaged in revenue producing activities.  We provide products and services to enable an enterprise's staff to more effectively manage and share information, customer relations, service and support activities, marketing and document or data management.  Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from business or other organizations worldwide via the Internet from our website at http://www.smrtoffice.com, http://www.smart-office-eip.com and http://www.icondevelopment-nv.com . Our sources of revenue will come from subscriptions for rentals from hosting our software for others, software licensing fees and through support service charges and fees.

The SOEIP is a fully capable EIP that includes the following features:

Outlook compatible features

Schedule

Tasks

Contacts

Calendar

Notes

Users can enter appointments into Smart Office™ Schedule.  These entries become keyword search able and accessible anywhere.  Users may also assign and invite other staff to perform certain tasks. Smart Office™ notifies them and manages the overall progress automatically.

Projects – allows tasks to be assigned and allows resources including contacts and tasks to be managed in a central location.  Smart Office keeps track of project progress and assigns related tasks to team members. Projects is similar to a case folder encapsulating tasks, events, meeting minutes, partners, notes and customers.

CRM – full featured, including contacts, communication history and customer contact notes.   Log calls, sales and leads using Smart Office™ CRM so information can be shared by a customer's sales and support staff.  The  Smart Office™ CRM manages customer information and communications and includes four major components:

*

Contacts stores the customers' basic information,

*

Cases, records issues that a businesses customers may have regarding its products or services,

*

Opportunities, provides quick access to possible leads and

*

Communications manages all the events taken place with each specific customer.

Office administration – support features such as discussion forums and enterprise policies.

Files library – allows files to be stored, shared and searched using keywords.

Time and expense sheets (an add on module to the SOEIP) – keeps track of time and expenses on tasks, projects or client work

Instant Messaging Support – using the Smart Office™ windows client, users can communicate with other staff using Windows instant messaging features.

The Smart Office™ Dashboard provides quick, at-a-glance access to information that is key for your business. The six reusable components that make up the default dashboard includes Tasks, Messages & E-Mails, Events & Schedule, Announcements, Contacts and Search.  System administrators can easily change the configuration and the contents displayed on the dashboard.

Smart Office™ is designed such that information is not only searchable but inter-associated to retaining records of your business activities and to prevent loss of data.  By dramatically improving internal coordination and work flow, the deployment of Smart Office™ results in smaller number of employees needed, lager span of control, and a flatter organization structure. Through Smart Office™, the full back-office IT benefits can finally be enjoyed by small businesses.

With a unified and easy to use interface; users can create, review, and publish documents in a workspace, accessing it as a network drive from Windows Explorer, Office applications, or through the Smart Office™ portal using a web browser.

The Windows Client provides an easy-to-use Instant Messenger style interface that allows users to:

- Send and Receive Instant Messages

- Actively Receive Reminder Alerts

- Synchronize Open Office and Outlook tasks, contacts, notes and schedules

- Quickly lookup Tasks, Events, Contacts and Notes

- Transfer file in real-time, to other members in the organization

- Logon to the Platform Server and Modules without further login

Summary of Product and System Features

- Account Management

- Contact Management

 -Opportunity Management

            - Case Management

- Activity Management

- Custom Fields and Layouts

- Import/export Utilities

- Email Templates

- MS Office Integration

- MS Outlook Integration

- Palm Synchronization

- Reports, both standard and custom

- Self-service Customer Portal

- Analytical Dashboards

- Forecasting

            - Lead Management

- Mass Email

            - Contract Management

- Advanced Case Management

- Solution Management

- Record-based Security

- Multi-currency Support

- Documents and Attachments

- Campaign Management

- Offline

- Wireless

- Weekly Data Export

            - Product and Annuity Forecasting

- Multi-department Customization

Technical

The SOEIP and related products, are server based application.  Our software has been designed and built to be highly scalable, multi-server architecture and to take advantage of the systems and services built into the Microsoft Windows platform.  Our software is written in Visual Basic and the C# platform.  Customers can access the SOEIP through a web browser without installing any software or downloading components or software controls.  The SOEIP is designed to work with Microsoft's Internet Explorer version 4.0 and up, but will operate with other Web browsers such as Firefox and Netscape without rich text editing capabilities.  The SOEIP has been written to ensure that customers can create logically separated segments and hosting servers can create logically separated customer tenants, all while using a central server, application and database.  The SOEIP is built to be flexible and contemplate changes in standards and upgrades for customer needs.  The SOEIP develops content for users dynamically from its data store so content is always up to date and allows changes to displays and views to meet the needs of different people within an organization.

Combined with the latest Microsoft .NET platform and the SMS & PDA support (PDA support is currently for read only access), the SOEIP provides users access to all of their corporate knowledge they need, regardless of where they fiscally are.  The SOEIP natively has multi-site and multi-language support.  For larger enterprises, the SOEIP can be installed on multiple servers throughout the world, allowing local staff access to the nearest server to optimize performance for the user and to balance loads and optimize utilization of SOEIP servers.

The SOEIP is built as a service-oriented architecture, or SOA, which allows our service to be addressable by other applications on the Internet and by applications behind customers’ firewalls. Through our sforce platform, we allow customers and partners to insert, update, delete and query any of their information in our service. Our full-text search engine, which allows users to perform natural language queries on all the data through a browser, is also exposed as a Web service. In addition, we have mechanisms to protect our service not only from malicious abuse, but also from poorly written applications that put undue strain on the service. Each user session is encrypted, and we actively monitor our system to detect intrusion by unauthorized users.

The SOEIP has been tested and is recommended for the following installations:

- Windows NT, 2000, XP Professional, Windows Server 2003 (All Editions)

- Internet Information Server

- Latest Service Pack

- Microsoft SQL Server 7.0 or 2000 (other databases will be supported in later installers)

- Microsoft .NET Framework 1.1

The SOEIP software has been designed with customer access controls over the types of use and number of users that are licensed.  The SOEIP is activated after installation by a customer access code which we generate and provide to customers.  The codes determine the type of use and number of licensed users.  Customer access codes can also be limited in time so that we can provide controlled demonstration access to our software.  Customers using a demonstration code or those upgrading the number of users they are licensed for can receive a new customer access code and quickly upgrade their installation.

SO (Smart Office) Windows Client

The SO Windows Client is an installation program that installs our software for routing and firewall access and an “IM” called “Windows Client” which is software that provides instant messaging and file transfer functionality and synchronization abilities for Microsoft Outlook with the SOEIP (Windows XP and above).  The SO Windows Client has been tested and is recommended for the following installations:

- Windows 98, NT, ME, 2000, XP Home or Professional, Windows Server 2003

 (All Editions)

- Microsoft .NET Framework 1.1

- Microsoft Outlook XP and above

The SOEIP, the Server Installer and the Client Installer are software we own under license.  Other software required as noted previously in this section, is subject to the terms and conditions of is respective owner.  We use or provide such software of others to our customers under license from the respective owner who may charge fees or restrict the application or applications that their software may be used.  We have reviewed our use of proprietary and licensed software and believe we are complying with such licenses, terms and costs or fees.

E Commerce

We have selected PayPal as our online transaction provider. PayPal is located on the Internet at http://www.paypal.com and is a popular transaction provider. This means that our future customers will have the ability to pay us for Smart Office software and we will not be required to maintain confidential information such as our customer's credit card numbers on our servers. PayPal charges us approximately a 3% transaction fee for every transaction that they clear for us.

Competition

Regarding our competitive position in the industry, we are a new entry into this marketplace and we are not well known. We will compete with numerous providers of online or Internet accessible EIP applications and services companies, many of which have far greater financial and other resources than we do.  Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.  We expect that we are currently behind our competitors in terms of revenue, brand awareness and market share. Our major competitors in this field are Microsoft, IBM, Hummingbird and Nebular Canada.

We believe our EIP will be competitive in the market place and with potential customers as our software is full featured and fully integrated while requiring only minimal customization.  The SOEIP can be used and changed by users on the fly without extensive training and does not require add on components from third party developers.  We believe that Smart Office will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through channel partners and resellers, to broaden our exposure to customers and users.

While our management team has significant business experience, we, as a company, have no proven track record in the software or online services industry.  We can provide no assurance that we will be able to successfully market our systems or compete within this industry.

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we are in the process of making application for trademarks in Canada and the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.

In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to software, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary software.

Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Government Approvals

We currently do not require approval of any government to offer our products and services. We do not expect that will be any governmental regulations on our business. We are voluntarily not accepting orders from the following countries: Afghanistan, Angola, Cuba, Democratic People's Republic of Korea [North Korea], Eritrea, Federal Republic of Yugoslavia [Serbia and Montenegro], Iran, Iraq, Liberia, Libya, Myanmar [Burma], Rwanda, Sierra Leone, Syria, and Sudan.

We expect no costs or effects of compliance of federal, state and local environmental laws on our business.

Employees

We have one part-time employee, our President, Mr. Kerster who dedicates 30 hours per week to our business. We rely on two key consulting companies, Danby Technologies Corp. who provides technical consulting, software and web development for us and  Danby Financial Management Corp. to prepare our financial statements. We are materially dependent on using a consultant such as Danby Financial Management Corp. to prepare our financial statements to GAAP standards as our President does not have the required accounting expertise.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

Financial Plan

As of September 30, 2005 we had a cash balance $ 15,560 and have earned no revenue from operations. Since our inception on October 6, 2004 to June 30, 2005 we have raised $66,850 in equity financing via distributions of unregistered securities to Canadian investors using exemptions provided under Regulation S and under British Columbia, Alberta and Saskatchewan Multilateral Instrument 45-103 Part 2 in Canada. During the next twelve months we will need additional funds and we are seeking these additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will be earned during our second quarter as our website is currently under construction.

Offering costs

During the next twelve month period we anticipate spending $10,000 on Legal fees, Blue Sky fees and SEC Registration Fees; $16,500 on Accounting and Auditing; $2,500 on Electronic Filing and Printing and $1,000 on Transfer agent Fees.

Software Development Plan

On April 12, 2005, we entered into an agreement and acquired computer software for an enterprise information portal from Fusion Innovations Inc, an unrelated company.  Fusion Innovations developed the original design and software implementation for the Smart Office EIP over a period of approximately nine months in 2003 and 2004.  At the time of our acquisition, the SOEIP included all software components described above in under the heading titled “Technical”.  The SOEIP software was operational and capable of fully demonstrating all features of the SOEIP set out above under the heading titled "Features".  Fusion Innovations has maintained a test installation of the SOEIP for a business in Taiwan to prove the software's capability to support an operational business in real time.

Since our acquisition of the SOEIP, management has continued to implement our business plan.  We have focused our limited resources to test the installation and usability of the EIP.  We currently maintain a test and demonstration implementation of the SOEIP, which is maintained on our servers situated at a data hosting service in Canada.  During the period from October 2004 through to June 30, 2005 we incurred acquisition costs of $7,500 and development related consulting costs totaling $8,000.  Our current testing and development has focused on:

- testing installation and implementation of the server software and client desktop software;

- testing usability of the user interface of the Smart Office EIP; and

- establishing a hosted SOEIP demonstration server

Our testing and development activities have been principally conducted by management and our consultants.

Our business plan can be summarized in four principal categories as outlined below.  We estimate the development period required to complete a commercial implementation of the Smart Office EIP and develop commercial sales would be four months at an estimated cost of $8,200.  At present we do not have sufficient funds to engage additional employees or contractors to quicken the implementation of our business plan.  While we have limited funding and are in the preliminary state of commercialization of our products and services, management believes it can successfully implement the plan without significant additional funding.  We have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

Website Development Plan

The development of our website is currently under construction and anticipate being online on November 30, 2005. Development of our website is being conducted by Danby Technologies Corp., with the cost of the website development anticipated at $3,000. Our website will be located on the Internet at http://www.icondevelopment-nv.com and www.smrtoffice.com. Our website will allow our customers to purchase Smart Office version 1.5 for Windows online as well as try out the product prior to purchasing. Customers will be able select either US or Canadian funds to pay for their purchase. We will offer payment options by check/money order or PayPal. PayPal is an online payment service owned by eBay Inc. PayPal's website is located on the Internet at http://www.paypal.com. Once completed we do not anticipate having to develop our website further within the next twelve months.

Website Hosting Plan

Our website will be hosted by Danby Technologies and will be charging us $50 per month to host our website. Over the next twelve months the cost of hosting our website will be $600.

Marketing Plan

We intend to market our website using Google AdWords. Google AdWords is a way to purchase highly targeted cost-per-click advertising. AdWords ads are displayed along with search results on Google, as well as on search and content sites in an ad network operated by Google Inc. a leader on Internet search. We estimate this cost to be estimated at $20,000 for the next year. Additionally, we will implement our demonstration systems and survey user and market acceptance of the SOEIP in order to target potential customers.

Purchase Plan

Our distribution of Smart Office version 1.5 for Windows was installed on our server and managed for us by Danby Technologies and the cost this installation was $500. Once   Smart Office version 1.5 for Windows is ready for sale, purchasers may download it directly from our website. Upon receipt of the purchase price, the purchaser will be issued a product key code (license) to activate their software.

Smart Office Version 1.5 Obsolescence Plan

As of the date of this registration statement, we will be able to distribute a stable version 1.5 of the Smart Office Software. Being a web based downloadable software program.  does not represent a serious risk of obsolescence due to the fact that any updated software would be available to our customers to download through our website .

Development Costs

During the next twelve months we anticipate spending $3,000 on website development with completion anticipated November 30, 2005; $8,200 on further software development with completion anticipated March 15, 2006; Marketing in the amount of $20,000 with commencement estimated at April 1, 2006; and website hosting at a cost of $600 per annum, for a total of $31,800 in business expenditures for the year.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant charges us $1,000 to assist in the preparation of our quarterly financial statements and $2,500 to assist in the  preparation of our annual financial statements. Our independent auditor charges us approximately $2,000 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $16,500 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2005 after our SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $750 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on October 6, 2004 through to June 30, 2005. Our activities have been financed from the proceeds of share subscriptions. From our inception, on October 6, 2004 to June 30, 2005 we have raised a total of $66,850 from private offerings of our common stock.

For the period from inception on October 6, 2004 to June 30, 2005, we incurred total expenses of $32,717. These expenses included $0 in professional fees, $8,850 in consulting fees, $9,000 in management fees, and $7,500 in software development costs We also expensed $0 for donated rent provided by our President. We had general and administrative expenses of $7,385.

Liquidity and Capital resources

At June 30, 2005, we had a cash balance of $27,583

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our to sell Smart Office on the Internet and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

The mailing address of our business is 1235 Quayside Drive, Suite 703 New Westminster BC, Canada V3M 6J5 Our President provides office space at his residence to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements. We rent web space on the Internet at http://www.smrtoffice.com http://www.smart-office-eip.com and http://www.icondevelopment-nv.com from our hosting provider Danby Technologies for $50 per month. We own the mentioned Internet domain name providing we pay the ongoing annual fees of approximately $25 per year per name. We have no mortgage or lien on any of our property.

Our office space is approximately 200 sq. ft. and contains a desk, chair,  computer,  printer, facsimilie machine  All physical assets in our office are loaned to us by Mr.Kerster at no cost to us. Our property is adequate, suitable, has enough capacity to operate our business and is in good condition.

We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

Certain Relationships and Related Transactions

Transactions with Officers and Directors

On November , 2004, Mr. Kerster, the President and Director of Icon Development purchased 5,000,000 shares of our common stock. The price paid was $0.001 per share for total proceeds of $5,000. These shares were issued pursuant to Regulation S of the Securities Act of 1933.

Mr. Kerster provides his services and rent to us. For his services we pay Mr. Kerster  $1,000 per month and the rent is donated and valued at $0 per month on our financial statements. Other than stated above there have been no other transactions with our Officers and Directors.

Agreements with Officers and Directors

We have a written agreement with Mr. Kerster  to provide management services for the Company at a salary of $1,000 per month for two years commencing October 6, 2004 (see exhibit 10.2)

Agreements with Selling Shareholders

We have signed a private placement subscription agreement with each of our selling shareholders. Additionally, we have a verbal agreement with each selling shareholder that they will only sell their shares at $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB).

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of June 30, 2005 we had 9,168,328 shares of our common stock outstanding of which 4,168,328 shares are owned by non-affiliate shareholders and 5,000,000 shares that are owned by our Director and Officer who is deemed an affiliate. Subject to the volume limitations described in the paragraph below there are 5,000,000 shares of our common stock owned by Mr. Kerster that can begin to be sold pursuant to Rule 144 on November 19, 2005. We are registering the 4,168,328 shares already owned by non-affiliate selling shareholders for resale through this registration statement. Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of June 30, 2005 we have 44 holders of our common stock.

Dividends

We have declared no dividends since our inception on October 6, 2004 and none are planned for the foreseeable future.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Directors and Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and principal position	Fiscal Year	Annual compensation			Long-term compensation
		Salary ($)	Bonus ($)	Other annual compensation ($)	Awards		Payouts	All other compensation ($)
					Restricted stock award(s) ($)	Securities underlying options/ SARs (#)	LTIP payouts ($)	All other compensation ($)
Kennedy Kerster President, Director	2004	$3,000	Nil	Nil	Nil	Nil	Nil	Nil
	2005	$11,000	Nil	Nil	Nil	Nil	Nil	Nil

We have an active employment with Mr. Kerster with respect to compensating Mr. Kerster for his management services provided to the company(see exhibit 10.2). Additionally, we provide no pension plan for Mr. Kerster. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have no stock option plan and did not grant any stock options to our officers and directors since inception. Additionally, no stock option plan is contemplated.

Financial Statements

Icon Development, Inc.
(A Development Stage Company)

June 30, 2005

Index
Report of Independent Registered Accounting Firm	F– 2
Balance Sheet	F– 3
Statement of Operations	F– 4
Statement of Cash Flows	F– 5
Statement of Stockholders’ Equity	F– 6
Notes to the Financial Statements	F– 7-11

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Icon Development, Inc.

     We have audited the accompanying balance sheet of Icon Development, Inc. (a Development Stage Company) as of June 30, 2005 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended June 30, 2005 and the period from October 6, 2004 (inception) through June 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Icon development, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005 and the period October 6, 2004 through June 30, 2005 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, & Associates

Hollywood, Florida

August 17, 2005

- F2 -

ICON DEVELOPMENT, INC.
(A Development Stage Company)

BALANCE SHEET

June 30,
2005

ASSETS

Current Assets
Cash	$ 27,583
Prepaid expenses	6,550

Total Current Assets	34,133

OTHER ASSETS, NET	-

Total assets	$ 34,133

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Assets
Accounts payable and accrued expenses	$ -

Total Current Liabilities	-

Shareholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
9,168,328 shares issued and outstanding	9,168
Additional paid-in capital	57,682
Deficit accumulated during the development stage	(32,717)

Total Shareholders' Equity	34,133

Total Liabilites and Shareholders' Equity	$ 34,133

- F3 -

ICON DEVELOPMENT, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period
from October 5,
2004 (inception)
to June 30, 2005

REVENUES	$ -

OPERATING EXPENSES

General and administrative expenses	32,550

Total operating expenses	32,550

Operating Loss	(32,550)

Other income (expense)

Interest expense	(167)

Total other income (expense)	(167)

Net loss before provision for income taxes	(32,717)

Provision for income taxes	-

Net loss	$ (32,717)

Net loss per share – basic and diluted	$ (0.005)

Weighted average common shares outstanding -
Basic and diluted	6,517,486

                                                                    F4

ICON DEVELOPMENT, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Preferred Stock		Common Stock
	10,000,000 shares authorized		50,000,000 shares authorized		Additional		Total
	Shares	Par Value	Shares	Par Value	Paid-in	Accumulated	Shareholders'
	Issued	$.001 per share	Issued	$.001 per share	Capital	Deficit	Equity

BALANCE, OCTOBER 5, 2004 (INCEPTION)	-	$ -	-	$ -	$ -	$ -	$ -
Common shares issued at par value	-	-	5,000,000	5,000	-	-	5,000
Common shares issued at $0.01 per share	-	-	3,160,000	3,160	28,440	-	31,600
Common shares issued at $0.03 per share	-	-	1,008,328	1,008	29,242	-	30,250
Net loss	-	-	-	-	-	(32,717)	(32,717)

BALANCE, JUNE 30, 2005	-	$ -	9,168,328	$ 9,168	$ 57,682	$ (32,717)	$ 34,133

                                                                          F5

ICON DEVELOPMENT, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period
from October 5,
2004 (inception) to
June 30, 2005
Cash Flows From Operating Activities
Net loss	$ (32,717)
Changes in current assets and current liabilities:
Prepaid expenses	(6,550)

Net Cash Used In Operating Activities	(39,267)

Cash Flows From Investing Activities
Payment to consummate option agreement	-

Net Cash Used In Investing Activities	-

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	66,850

Net Cash Provoded By Financing Activities	66,850

Increase in Cash and Cash Equivalents	27,583

Cash and Cash Equivalents, Beginning of Period	-

Cash and Cash Equivalents, End of Period	$ 27,583

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -
Cash paid for income taxes	$ -

                                                                          F6

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on October 5, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online office service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $32,717 for the period from October 5, 2004 (inception) to June 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is an development stage company as defined by the Securities and Exchange Commission Guide No. 7.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     F7

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.

The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pr forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2005 pursuant to the Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of June 30, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

                                                                         F8

Recent Authoritative Pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the EITF of the FASB reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“EITF 03-01”). EITF 03-01 addresses the meaning of other-than-temporary impairment and its application to debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting.  As of June 30, 2005, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” (“EITF 04-08”), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated.  EITF 04-08 did not impact earnings per share in 2005.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of the first interim period beginning after June 15, 2005.  Based on the number of shares and awards outstanding as of June 30, 2005 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

 In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, "Inventory Costs."  The new statement amends Accounting Research Bulletin (“APB”) No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities.  This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

                                                                        F9

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS 123(R)”), “Share-Based Payment.”  This statement replaces SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period.  The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company does not expect the adoption of this SFAS 123(R) to have a material impact relating to outstanding options/warrants since a majority of the awards granted at June 30, 2005 will be fully vested prior to our adoption.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

By an agreement dated April 12, 2005 the Company purchased software, known as “Smart Office” in consideration of payment to the Vendor of $7,500 and granting to the vendor a 3% royalty on net sales of any product that uses any portion of the technology.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the year ended June 30, 2005 the Company incurred $9,000 for management consulting services provided by the president of the Company.

NOTE 6 – SHAREHOLDERS’ EQUITY

On November 19, 2004, the Company issued 5,000,000 of its common shares to its founder for cash of $5,000

On March 15, 2005, the Company issued 3,160,000 of its common shares for cash of $31,600.

On April 23, 2005, the Company issued 1,008,328 of its common shares for cash of $30,250.

                                                                  F10

NOTE 7- INCOME TAXES

                 Deferred income taxes arise from timing differences resulting from income and expense

                 items reported for financial accounting and tax purposes in different periods.   A deferred

                tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes as of June 30, 2005.

There was no income tax expense for the years ended June 30, 2005 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the years ended June 30, 2005 (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

		2005		October 5, 2004 (inception) Through June 30, 2005
Computed “expected” tax expense (benefit)	$	( - )	$	( - )
Benefit of operating loss carryforwards		-		-
		$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30, 2005 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carryforward	-
Total gross deferred tax assets	-
Less valuation allowance	-
Net deferred tax assets	$-

The Company has a net operating loss carryforward of approximately $33,000 available to offset future taxable income through 2019.

                                                F11

ICON DEVELOPMENT, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the three months ended September 30, 2005

ICON DEVELOPMENT, INC.
(A Development Stage Company)

BALANCE SHEET

	September 30,	June 30,
	2005	2005
	(Unaudited)
ASSETS

Current Assets
Cash	$ 15,560	27,583
Prepaid expenses	3,879	6,550

Total Current Assets	19,439	34,133

Furniture and equipment, net	1,047	-

Total assets	$ 20,486	$ 34,133

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Assets
Accounts payable and accrued expenses	$ 3,550	$ -

Total Current Liabilities	3,550	-

Shareholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value 50,000,000 shares authorized
9,168,328 shares issued and outstanding	9,168	9,168
Additional paid-in capital	57,682	57,682
Deficit accumulated during the development stage	(49,914)	(32,717)

Total Shareholders' Equity	16,936	34,133

Total Liabilites and Shareholders' Equity	$ 20,486	$ 34,133

ICON DEVELOPMENT, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

			For the Period
	Three Months		from October 6,
	Ended September 30,		2004 (inception)
	2005	2004	to September 30, 2005
	(Unaudited)	(Unaudited)

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	17,197	-	49,747

Total operating expenses	17,197	-	49,747

Operating Loss	(17,197)	-	(49,747)

Other income (expense)

Interest expense	-	-	(167)

Total other income (expense)	-	-	(167)

Net loss before provision for income taxes	(17,197)	-	(49,914)

Provision for income taxes	-	-	-

Net loss	$ (17,197)	$ -	$ (49,914)

Net loss per share – basic and diluted	(0.00)	-

Weighted average common shares outstanding -
Basic and diluted	9,168,328	-

ICON DEVELOPMENT, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

			For the Period
	Three months		from October 6,
	ended September 30,		2004 (inception) to
	2005	2004	September 30, 2005
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net loss	(17,197)	-	$ (49,914)
Adjustments to reconcile net loss
to cash flows from operating activities
Depreication	74	-	74
Prepaid expenses	2,671	-	(3,879)
Accounts payable and accrued expenses	3,550	-	3,550

Net Cash Used In Operating Activities	(10,902)	-	(50,169)

Cash Flows From Investing Activities
Acquisition of equipment	(1,121)	-	(1,121)

Net Cash Used In Investing Activities	(1,121)	-	(1,121)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	-	66,850

Net Cash Provoded By Financing Activities	-	-	66,850

Increase (decrease) in Cash and Cash Equivalents	(12,023)	-	15,560

Cash and Cash Equivalents, Beginning of Period	27,583	-	-

Cash and Cash Equivalents, End of Period	$ 15,560	$ -	$ 15,560

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

NOTE 1 - NATURE OF OPERATIONS

Organization - The Company was incorporated in Nevada on October 6, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online office service.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements - The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2005 and the related operating results and cash flows for the interim period presented have been made.  The results of operations of such interim period are not necessarily indicative of the results of the full year.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and  accepted accounting principles requires management to make estimates and  assumptions  that  affect the reported  amounts  of  assets  and liabilities,  and disclosure of contingent assets and liabilities  at the  date  of the financial statements, and the reported  amounts  of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

Basic and Diluted Loss Per Share - In accordance  with SFAS No. 128 - "Earnings Per Share",  the  basic loss  per common share is computed by dividing net loss available  to common  stockholders by the weighted average number of common  shares outstanding.   Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued  and if the  additional common shares were dilutive.  At September 30, 2005, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

NOTE 3 – INCOME TAXES

The Company provides for income taxes in accordance with SFAS No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

Since its formation the Company has incurred net operating losses. As of September 30, 2005 the Company had a net operating loss carryforward available to offset future taxable income for federal and state income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carryforwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carryforwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carryforwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

By an agreement dated April 12, 2005 the Company purchased software, known as “Smart Office” in consideration of payment to the Vendor of $7,500 and granting to the vendor a 3% royalty on net sales of any product that uses any portion of the technology.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on October 6, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Legal , Blue Sky and Registration Fees	$10,000
Accounting and Auditing	$16,500
Electronic Filing and Printing	$2,500
Transfer Agent	$1,000
Total	$30,000

None of the above expenses of issuance and distribution will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

As of June 30, 2005 we have sold 9,168,328 shares of unregistered securities. All of these 9,168,328 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.   On November 19, 2004, we issued 5,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $5,000 to our President (the funds from this offering were received by November 19, 2004.; and

2.   Between  November, 2004 and March 4, 2005 we issued 3,160,000 shares of common stock to 21 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $31,600 ( all funds from this offering were received by March 31, 2005 ; and

3.   Between March 4, 2005 and April 29, 2005 we issued 1,008,328 shares of common stock to 22 non-affiliate Canadian residents at a price of $0.03 per share for cash proceeds of $30,250 (all funds from this offering were received by April 29, 2005.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Subscription Agreements *
5.1	Opinion and consent of Lawyer Joseph I. Emas *
10.1	Acquisition Agreement with Fusion Innovations *
10.2	Management agreement with Kennedy Kerster *
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor *
23.2	Consent of Lawyer Joseph I. Emas ( see exhibit 5.1) *

* Previously filed on form sb2

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Westminster, Province of British Columbia, Canada on December 29 , 2005.

Icon Development, Inc.

By:/s/ Kennedy Kerster

Kennedy Kerster
Director, President, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Kennedy Kerster

Kennedy Kerster
Director, President, Principal Financial Officer and Principal Accounting Officer
December 29, 2005

Power of AttorneyALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kennedy Kerster, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ Kennedy Kerster Kennedy Kerster	Director, President, Principal Financial Officer and Principal Accounting Officer	December 29, 2005